EXHIBIT 99.1

ConnectOne Bancorp, Inc. to Host 2019 Fourth Quarter Results Conference Call on January 23, 2020

ENGLEWOOD CLIFFS, N.J., Jan. 10, 2020 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today announced that it plans to release results for the fourth quarter ended December 31, 2019 before the market opens on Thursday, January 23, 2020.  Management will also host a conference call and audio webcast at 10:00 a.m. ET on January 23, 2020 to review the Company's financial performance and operating results.

Chairman and Chief Executive Officer Frank Sorrentino III and Chief Financial Officer William S. Burns will host the call. The conference call dial-in number is 201-689-8471, access code 13697726. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, January 23, 2020 and ending on Thursday, January 30, 2020 by dialing 412-317-6671, access code 13697726. An online archive of the webcast will be available following the completion of the conference call at https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.
ConnectOne Bancorp, Inc., through its subsidiary, ConnectOne Bank offers a full suite of both commercial and consumer banking and lending products and services through its 28 banking offices located in New York and New Jersey.  ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol “CNOB,” and information about ConnectOne may be found at http://ir.connectonebank.com.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Thomas Walter, MWWPR
202.600.4532;  twalter@mww.com